Execution Version
STOCKHOLDERS AGREEMENT
by and among
FIGS, INC.,
BARON CAPITAL MANAGEMENT, INC.,
and
BAMCO, INC.
Dated as of February 26, 2025

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CONTENTS

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STOCKHOLDERS AGREEMENT
STOCKHOLDERS AGREEMENT, dated as of February 26, 2025 (this “Agreement”), by and among FIGS, Inc., a Delaware corporation (the “Company”), Baron Capital Management, Inc., a New York corporation (“BCM”) and BAMCO, Inc., a New York corporation (“BAMCO”).
RECITALS
WHEREAS, on January 7, 2025, BAMCO entered into that certain Put-Call Agreement (the “Put-Call Agreement”) with Thomas J. Tull (“Tull”), in his individual capacity, Tull in his capacity as trustee of the Tull Family Trust, u/a/d August 1, 2005, as amended, and First Light Investors, LLC (collectively with Tull, the “Tull Sellers”), pursuant to which (i) on January 13, 2025 (the “Term Sheet Date”), BAMCO purchased from the Tull Sellers 19,039,999 shares of Class A Common Stock (the “Tranche 1 Shares”) and (ii) on February 20, 2025, BAMCO purchased from the Tull Sellers 8,793,826 shares of Class A Common Stock (the “Tranche 2 Shares” and, together with the Tranche 1 Shares, the “Put-Call Shares”);
WHEREAS, on the Term Sheet Date, the Company, BCM and BAMCO entered into that certain Binding Term Sheet (the “Term Sheet”), which set forth certain agreements and memorialized certain terms to be agreed to by and among the Company and Baron pursuant to this Agreement; and
WHEREAS, in accordance with the Term Sheet, the parties hereto desire to enter into this Agreement to provide for certain rights and obligations associated with the Stockholder Group’s ownership of Class A Common Stock.
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
Article I
GOVERNANCE
1.1Voting Agreement.
(a)During the Standstill Period, the Stockholder Group shall be entitled to vote the shares of Class A Common Stock owned by it or any of its Permitted Transferees or over which it or any of its Permitted Transferees has voting control (“Controlled Shares”), up to twenty-five percent (25%) of the Company’s then-outstanding shares of Class A Common Stock (the “Voting Threshold”), in its sole and absolute discretion.
(b)During the Standstill Period, the Stockholder Group shall cause any Put-Call Shares in excess of the Voting Threshold to be voted (including, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company) in favor of all those persons nominated to serve as directors of the Company by the board of directors of the Company (the “Board”) or its Nominating and Corporate Governance Committee.
Article II
TRANSFERS; STANDSTILL PROVISIONS
2.1Transfer Restrictions.
(a)Notwithstanding anything to the contrary contained herein, including Article IV, during the Standstill Period, the Stockholder Group shall not Transfer any Put-Call Shares other than in a Permitted Transfer.

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(b)“Permitted Transfers” means:
(i)so long as such Transfer is in accordance with Applicable Law, a Transfer of Put-Call Shares to a Permitted Transferee, so long as such Permitted Transferee, to the extent it has not already done so, executes a joinder to this Agreement, in the form attached hereto as Annex B, in which such Permitted Transferee agrees to be a member of the Stockholder Group as set forth therein (a “Joinder”);
(ii)a Transfer of Put-Call Shares in connection with a transaction approved by the Board;
(iii)a Permitted Distribution in Kind;
(iv)a Transfer of Put-Call Shares as a result of a Transfer of interests in any entity of which BAMCO, a wholly-owned subsidiary of BAMCO or any other Person in which a wholly-owned subsidiary of BAMCO serves as a general partner, managing member or equivalent controlling Person; or
(v)a Transfer as a result of any changes in the ownership of BCM or BAMCO or any Person controlling or having ownership interest in BCM or BAMCO, directly or indirectly.
(c)For the avoidance of doubt, a Transfer of any interests in any member of the Stockholder Group that does not result in a Transfer of Put-Call Shares shall not be deemed a Transfer of Put-Call Shares that is restricted by this Section 2.1.
(d)Any Transfer or attempted Transfer of Put-Call Shares in violation of this Section 2.1 shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register or other books and records of the Company.
2.2Standstill Provisions.
(a)During the period of time beginning on the Term Sheet Date and ending on the Transfer Termination Date, the Stockholder Group shall not, directly or indirectly, without the prior written consent of, or waiver by, the Company, (i) acquire, or agree to acquire, propose or offer to acquire, or facilitate the acquisition (including through Beneficial Ownership) of, Equity Securities or derivative long equity instruments of the Company (other than (x) Equity Securities covered by the Put-Call Agreement, (y) pursuant to a Permitted Transfer, or (z) as a result of a stock split, stock dividend or distribution, other subdivision, reorganization, reclassification or similar capital transaction involving Equity Securities of the Company); or (ii) make any proposal or statement of inquiry or disclose any intention, plan or arrangement inconsistent with any of the foregoing.
(b)During the Standstill Period, the Stockholder Group shall not, directly or indirectly, (x) without the prior written consent of, or waiver by, the Company or (y) except to the extent necessary for Baron, or an affiliated investment adviser of Baron, to comply with its fiduciary duties (after consultation with outside legal counsel) with respect to its client accounts that hold Controlled Shares that are not Put-Call Shares:
(i)deposit any securities of the Company in a voting trust or similar Contract or subject any securities of the Company to any voting agreement, pooling arrangement or similar arrangement, or grant any proxy with respect to any securities of the Company (in each case, other than (A) pursuant to Section 1.1, (B) otherwise to the Company or a person specified by the Company in a proxy card (paper or electronic) provided to stockholders of the Company by or on behalf of the Company or (C) solely between or among, or to, as applicable, the Stockholder Group and/or any of its Controlled Affiliates);
(ii)enter, agree to enter, propose or offer to enter into or facilitate any merger, business combination, recapitalization, restructuring, change in control transaction or other similar extraordinary transaction involving the Company or any of its subsidiaries (unless (A) such transaction is affirmatively publicly recommended or otherwise approved by the Board, or (B) such action is a Permitted Transfer);
(iii)make, or in any way participate or engage in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) to vote;

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(iv)call, or seek to call, a meeting of the stockholders of the Company or initiate any stockholder proposal for action by stockholders of the Company; or
(v)make any proposal or statement of inquiry or disclose any intention, plan or arrangement inconsistent with any of the foregoing.
(c)Notwithstanding the foregoing, a member of the Stockholder Group may make a private proposal to the Company, the Board (or any committee thereof) or the Company’s Chief Executive Officer, in each case, so long as any such private proposal would not reasonably be expected to give rise to a public disclosure obligation on the part of the Stockholder Group or the Company.
Article III
REPRESENTATIONS AND WARRANTIES
3.1Representations and Warranties of BCM, BAMCO and the applicable Transferees . Each of BCM and BAMCO (and any Transferee of Class A Common Stock that becomes a party to this Agreement pursuant to a Joinder) (severally as to itself and not jointly and severally) hereby represents and warrants to the Company as follows as of the date hereof (or, in the case of a Transferee of Class A Common Stock that becomes a party to this Agreement pursuant to a Joinder, as of the date the Joinder pursuant to which such Transferee shall have become a party to this Agreement):
(a)It Beneficially Owns and owns of record the number of shares of Class A Common Stock as listed on Annex A (or, in the case of a Joinder, as listed on an annex to such Joinder) opposite its name and such shares constitute all of the Equity Securities and Derivative Instruments of the Company Beneficially Owned or owned of record by it.
(b)It has been duly formed, is validly existing and, where such concept is applicable, is in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.
(c)The execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) Applicable Law, (y) its organizational documents or (z) any Contract to which it is a party.
(d)The execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement have been duly authorized by all necessary corporate or other analogous action on its part. This Agreement has been duly executed and delivered by it and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.
3.2Representations and Warranties of the Company. The Company hereby represents and warrants to Baron as follows:
(a)The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.
(b)The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) Applicable Law, (y) the organizational documents of the Company or (z) any Contract to which the Company or any of its subsidiaries is a party.
(c)The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation

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of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.
Article IV
REGISTRATION
4.1Demand Registrations.
(a)From and after the date hereof, subject to the terms and conditions hereof (x) solely during any period that the Company is then-ineligible under Applicable Law to register Registrable Securities on Form S-3 or, if the Company is so eligible but has failed to comply with its obligations under Section 4.3 or (y) following the expiration of the Company’s obligation to keep the Shelf Registration Statement continuously effective pursuant to Section 4.3(c), but only if there is no Shelf Registration Statement then in effect, any Demand Stockholders (“Requesting Stockholders”) shall be entitled to make an unlimited number of written requests of the Company (each, a “Demand”) for registration under the Securities Act of an amount of Registrable Securities then held by such Requesting Stockholders that equals or is greater than the Registrable Amount (a “Demand Registration” and such registration statement, a “Demand Registration Statement”). Thereupon, the Company will, subject to the terms of this Agreement, use its commercially reasonable efforts to effect the registration as promptly as practicable under the Securities Act of:
(i)the Registrable Securities which the Company has been so requested to register by the Requesting Stockholders for disposition in accordance with the intended method of disposition stated in such Demand;
(ii)all other Registrable Securities which the Company has been requested to register pursuant to Section 4.1(b), but subject to Section 4.1(g); and
(iii)all shares of Class A Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 4.1, but subject to Section 4.1(g); all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional shares of Class A Common Stock, if any, to be so registered.
(b)A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Requesting Stockholder(s). Within ten (10) Business Days after receipt of a Demand, the Company shall give written notice of such Demand to all other holders of Registrable Securities. The Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein within ten (10) Business Days after the Company’s notice required by this paragraph has been given, subject to Section 4.1(g). Each such written request shall comply with the requirements of a Demand as set forth in this Section 4.1(b).
(c)A Demand Registration shall not be deemed to have been effected and shall not count as a Demand Registration (i) unless the Demand Registration Statement with respect thereto has become effective and has remained effective for a period of at least one hundred twenty (120) days or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold or otherwise disposed of thereunder (provided, that such period shall be extended for a period of time equal to the period the holders of Registrable Securities refrain from selling any securities included in such registration statement at the request of the Company or the lead managing underwriter(s) pursuant to the provisions of this Agreement) or (ii) if, after it has become effective, such Demand Registration becomes subject, prior to one hundred twenty (120) days after effectiveness, to any stop order, injunction or other order or requirement of the Commission or other Governmental Authority, other than by reason of any act or omission by the applicable Selling Stockholders.
(d)Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Company and reasonably acceptable to the Requesting Stockholders.
(e)The Company shall not be obligated to effect any Demand Registration (A) within one hundred twenty (120) days of a “firm commitment” Underwritten Offering in which all Demand Stockholders were offered “piggyback” rights pursuant to Section 4.2 (subject to Section 4.2(b)) and at least fifty percent (50%) of the number of Registrable Securities requested by such Demand Stockholders to be included in such Demand

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Registration were included, (B) within one hundred twenty (120) days of the completion of any other Demand Registration (including, for the avoidance of doubt, any Underwritten Offering pursuant to any Shelf Registration Statement) or (C) if, in the Company’s reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited or other required financial statements of the Company or any other Person; provided, that the Company shall use its commercially reasonable efforts to obtain such financial statements as promptly as practicable and shall as promptly as practicable effect such Demand Registration.
(f)The Company shall be entitled to (1) postpone (upon written notice to the Demand Stockholders) the filing or the effectiveness of a registration statement for any Demand Registration and (2) suspend the use of the prospectus forming the part of any registration statement, in each case in the event of a Blackout Period until the expiration of the applicable Blackout Period. In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall deliver to the Demand Stockholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Company, the conditions described in clause (ii) of the definition of Blackout Period are met. Such certificate shall contain an approximation of the anticipated delay. Upon notice by the Company to the Demand Stockholders of any such determination, each Demand Stockholder covenants that, subject to Applicable Law, it shall keep the fact of any such notice strictly confidential, and, in the case of a Blackout Period pursuant to clause (ii)(y) of the definition of Blackout Period, promptly halt any offer, sale, trading or other Transfer by it or any of its Affiliates of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Demand Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed in writing by the Company, will deliver to the Company any copies then in the Demand Stockholder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.
(g)If, in connection with a Demand Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its (their) opinion, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would adversely affect the success thereof, then the Company shall include in such registration statement only such securities as the Company is advised by such lead managing underwriter(s) can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Demand Stockholders, which, in the opinion of the lead managing underwriter(s), can be sold without adversely affecting the success thereof, allocated in a manner to be determined by the Demand Stockholders participating in such Demand Registration; (ii) second, securities the Company proposes to sell; and (iii) third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other allocation method determined by the Company.
(h)Any time that a Demand Registration involves an Underwritten Offering, the Requesting Stockholder(s) shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed).
(i)If any Demand Stockholder so elects, a Demand Registration may involve a Permitted Distribution in Kind, and the Company will reasonably facilitate such distribution in the manner reasonably requested by such Demand Stockholder and in compliance with the Securities Act and the Exchange Act, as applicable.
4.2Piggyback Registrations.
(a)From and after the date hereof, subject to the terms and conditions hereof, whenever the Company proposes to register any Class A Common Stock (or any other securities that are of the same class or series as any Registrable Securities that are not shares of Class A Common Stock) under the Securities Act (other than a registration by the Company (i) on Form S-4 or any successor form thereto, (ii) on Form S-8 or any successor form thereto or (iii) pursuant to Section 4.1) (a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give all Demand Stockholders prompt written notice thereof (but not less than five (5) Business Days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify the number of shares of Class A Common Stock (or other securities, as applicable) proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution and the proposed managing underwriter(s) (if

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any) and a good faith estimate by the Company of the proposed minimum offering price of such shares of Class A Common Stock (or other securities, as applicable), in each case to the extent then known. Subject to Section 4.2(b), the Company shall include in each such Piggyback Registration all Registrable Securities held by Demand Stockholders (a “Piggyback Seller”) with respect to which the Company has received written requests (which written requests shall specify the number of Registrable Securities requested to be disposed of by such Piggyback Seller) for inclusion therein within three (3) days after such Piggyback Notice is received by such Piggyback Seller.
(b)If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by (i) the Company, (ii) other Persons who have sought to have shares of Class A Common Stock registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Piggyback Sellers and (iv) any other proposed sellers of shares of Class A Common Stock (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the success thereof, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company is so advised by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:
(i)if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of shares of Class A Common Stock (or other securities, as applicable) to be sold by the Company as the Company, in its reasonable judgment, shall have determined, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Class A Common Stock sought to be registered by Other Demanding Sellers, pro rata on the basis of the number of shares of Class A Common Stock proposed to be sold by such Other Demanding Sellers and (D) fourth, other shares of Class A Common Stock proposed to be sold by any Other Proposed Sellers; or
(ii)if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of shares of Class A Common Stock (or other securities, as applicable) sought to be registered by each Other Demanding Seller pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Class A Common Stock to be sold by the Company and (D) fourth, other shares of Class A Common Stock proposed to be sold by any Other Proposed Sellers.
(c)For clarity, in connection with any Underwritten Offering under this Section 4.2 for the Company’s account, the Company shall not be required to include the Registrable Securities of a Piggyback Seller in the Underwritten Offering unless such Piggyback Seller accepts the terms of the underwriting as agreed upon between the Company and the lead managing underwriter(s), which shall be selected by the Company.
(d)If, at any time after giving written notice of its intention to register any shares of Class A Common Stock (or other securities, as applicable) as set forth in this Section 4.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such shares of Class A Common Stock (or other securities, as applicable), the Company may, at its election, give written notice of such determination to the Piggyback Sellers as soon as reasonably practicable and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration; provided, that, if permitted pursuant to Section 4.1, the Demand Stockholders may continue the registration as a Demand Registration pursuant to the terms of Section 4.1.
4.3Shelf Registration Statement.
(a)From and after the date hereof, subject to the terms and conditions hereof, and further subject to the availability of a registration statement on Form S-3 or any successor form thereto (“Form S-3”) to the Company, any of the Demand Stockholders may by written notice delivered to the Company (the “Shelf Notice”) require the Company to file as soon as reasonably practicable, and to use commercially reasonable efforts to cause to be declared effective by the Commission as soon as reasonably practicable after such filing date, a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of an amount of Registrable Securities then held by such Demand Stockholders that equals or is greater than the Registrable Amount (the “Shelf Registration Statement”). To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), the Company shall file the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto.

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(b)Within ten (10) Business Days after receipt of a Shelf Notice pursuant to Section 4.3(a), the Company will deliver written notice thereof to all other holders of Registrable Securities. Each other holder of Registrable Securities may elect to participate with respect to its Registrable Securities in the Shelf Registration Statement in accordance with the plan and method of distribution set forth, or to be set forth, in such Shelf Registration Statement, including a Permitted Distribution in Kind, by delivering to the Company a written request to so participate within ten (10) Business Days after the Shelf Notice is received by any such holder of Registrable Securities.
(c)Subject to Section 4.3(d), the Company will use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) the date on which all of the Registrable Securities included in such Shelf Registration Statement have been sold; and (ii) the date on which this Agreement terminates pursuant to Section 6.1.
(d)Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities who elected to participate in the Shelf Registration Statement, to require such holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall deliver to the Demand Stockholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Company, the conditions described in clause (ii) of the definition of Blackout Period are met. Such certificate shall contain an approximation of the anticipated delay. Upon notice by the Company to the Demand Stockholders of any such determination, each Demand Stockholder covenants that it shall, subject to Applicable Law, keep the fact of any such notice strictly confidential, and, in the case of a Blackout Period pursuant to clause (ii)(y) of the definition of Blackout Period, promptly halt any offer, sale, trading or other Transfer by it or any of its Affiliates of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Shelf Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed in writing by the Company, will deliver to the Company any copies then in the Demand Stockholder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.
(e)After the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company, to the extent necessary, shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f)At any time that a Shelf Registration Statement is effective, if any Demand Stockholder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it (which Take-Down Notice shall specify the maximum number of Registrable Securities intended to be sold by such Demand Stockholder) on the Shelf Registration Statement (a “Shelf Offering”), then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account, solely in connection with a Marketed Underwritten Shelf Offering, the inclusion of Registrable Securities by any other holders pursuant to this Section 4.3). In connection with any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (a “Marketed Underwritten Shelf Offering”):
(i)such proposing Demand Stockholder(s) shall also deliver the Take-Down Notice to all other Demand Stockholders included on the Shelf Registration Statement and permit each such holder to include its Registrable Securities included on the Shelf Registration Statement in the Marketed Underwritten Shelf Offering if such holder notifies the proposing Demand Stockholder(s) and the Company within five (5) days after delivery of the Take-Down Notice to such holder; and
(ii)if the lead managing underwriter(s), which shall be selected by the proposing Demand Stockholder(s), subject to the Company’s prior approval (which shall not be unreasonably withheld, conditioned or delayed), advises the Company and the proposing Demand Stockholder(s) that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed

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Underwritten Shelf Offering would adversely affect the success thereof, then there shall be included in such Marketed Underwritten Shelf Offering only such securities as the proposing Demand Stockholder(s) is advised by such lead managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 4.1(g). Except as otherwise expressly specified in this Section 4.3, any Marketed Underwritten Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Article IV as would be applicable to a Demand Registration (i.e., as if such Marketed Underwritten Shelf Offering were a Demand Registration), including Section 4.1(e) and Section 4.1(g).
(g)If any Demand Stockholder so elects, a Shelf Offering may be in the form of a block sale to one or more financial institutions for resale pursuant to a Shelf Registration Statement (a “Block Trade”). If a Demand Stockholder wishes to engage in a Block Trade, the Demand Stockholder shall notify the Company five (5) Business Days prior to the day such Block Trade is to commence (unless a longer period is agreed to by the Demand Stockholder). The Company shall use commercially reasonable efforts to facilitate any Block Trade (which may close as early as two (2) Business Days after the date it commences) consistent with its obligations under this Article 4.
(h)The Demand Stockholders may demand, pursuant to Section 4.3(f) and Section 4.3(g), (i) in the aggregate, not more than six (6) Shelf Offerings and (ii) not more than three (3) Shelf Offerings in any twelve (12) month period. Additionally, the Company shall not be obligated to effect any Shelf Offering (A) within six (6) months of an Underwritten Offering in which the Demand Stockholders were offered “piggyback” rights pursuant to Section 4.2 (subject to Section 4.2(b)) and at least 80% of the number of Registrable Securities requested by the Demand Stockholders to be included in such Underwritten Offering were included and sold or (B) within one hundred twenty (120) days of the completion of any Shelf Offering.
(i)If any Demand Stockholder so elects, a Shelf Offering may involve a Permitted Distribution in Kind, and the Company will reasonably facilitate such distribution in the manner reasonably requested by such Demand Stockholder and in compliance with the Securities Act and Exchange Act, as applicable.
4.4Withdrawal Rights. Any holder of Registrable Securities having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each Demand Stockholder seeking to register Registrable Securities notice to such effect and, within ten (10) days following the mailing of such notice, such Demand Stockholder still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten (10) day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use reasonable best efforts to prevent, the effectiveness thereof.
4.5Holdback Agreements.
(a)Each member of the Stockholder Group agrees to enter into customary agreements restricting the sale or distribution of Equity Securities of the Company (including sales pursuant to Rule 144 under the Securities Act) to the extent required in writing by the lead managing underwriter(s) with respect to an applicable Underwritten Offering during the period commencing on the date of the request (which shall be no earlier than fourteen (14) days prior to the expected “pricing” of such Underwritten Offering) and continuing for not more than ninety (90) days after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Underwritten Offering shall be made, plus an extension period, as may be proposed by the lead managing underwriter(s) to address FINRA regulations regarding the publishing of research, or such lesser period as is required by the lead managing underwriter(s).
(b)If any Demand Registration or Shelf Offering involves an Underwritten Offering, the Company will not effect any sale or distribution of Class A Common Stock (or securities convertible into or exchangeable or exercisable for Class A Common Stock) (other than a registration statement on Form S-4, Form S-8

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or any successor forms thereto) for its own account, within sixty (60) days (plus an extension period as may be proposed by the lead managing underwriter(s) for such Underwritten Offering to address FINRA regulations regarding the publication of research, or such shorter periods as the lead managing underwriter(s) may agree with the Company), after the effective date of such registration except as may otherwise be agreed between the Company and the lead managing underwriter(s) of such Underwritten Offering.
4.6Registration Procedures.
(a)If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 4.1, Section 4.2 or Section 4.3, the Company shall as expeditiously as reasonably practicable:
(i)prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective pursuant to the terms of this Article IV; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement or any amendments thereto, the Company will furnish to the Demand Stockholders which are including Registrable Securities in such registration (“Selling Stockholders”), their counsel (which shall be one counsel for all Selling Stockholders, as designated by the Stockholder Group) and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel, and other documents reasonably requested by such counsel, including any comment letter from the Commission, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such registration statement or prospectus or any amendments or supplements thereto with respect to a Demand Registration or Shelf Registration to which the holders of a majority of Registrable Securities held by the Requesting Stockholder(s), their counsel or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with Applicable Law;
(ii)prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary at the sole opinion of the Company to keep such registration statement effective pursuant to the terms of this Article IV, and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;
(iii)if requested by the lead managing underwriter(s), if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an Underwritten Offering (including a Block Trade), promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 4.6(a)(iii) that are not, in the opinion of counsel for the Company, in compliance with Applicable Law;
(iv)furnish to the Selling Stockholders and each underwriter, if any, of the securities being sold by such Selling Stockholders such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholders and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Stockholders; provided, however, that notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an underwriter or broker, sales agent or placement agent if such underwriter or broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an underwriter or broker, sales agent or placement agent, as applicable;

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(v)use commercially reasonable efforts to register or qualify or cooperate with the Selling Stockholders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Selling Stockholders and any underwriter of the securities being sold by such Selling Stockholders shall reasonably request, and to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and take any other action which may be necessary or reasonably advisable to enable such Selling Stockholders and underwriters to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Stockholders, except that the Company shall not for any such purpose be required to:
(A)qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (v) be obligated to be so qualified;
(B)subject itself to taxation in any such jurisdiction; or
(C)file a general consent to service of process in any such jurisdiction;
(vi)use commercially reasonable efforts to cause such Registrable Securities (if such Registrable Securities are shares of Class A Common Stock) to be listed on each securities exchange on which shares of Class A Common Stock are then listed;
(vii)use commercially reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;
(viii)enter into such agreements (including an underwriting agreement) in form, scope and substance as is customary in underwritten offerings of Class A Common Stock by the Company and use its commercially reasonable efforts to take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the lead managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering, (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (B) if any underwriting agreement has been entered into, the same shall contain customary indemnification provisions and procedures with respect to all parties to be indemnified pursuant to Section 4.9, except as otherwise agreed by the holders of a majority of the Registrable Securities being sold and (C) deliver such documents and certificates as reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the lead managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to sub-clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;
(ix)in connection with an Underwritten Offering (including a Block Trade), use commercially reasonable efforts to obtain for the underwriter(s) (A) opinions of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters, (B) “comfort” letters and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with underwritten offerings and (C) the participation of the Company’s independent public accountants in due diligence sessions;
(x)make available for inspection by the Selling Stockholders, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained in connection with such offering by such Selling Stockholders or underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and

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properties of the Company (collectively, the “Records”), as shall be reasonably necessary, or as shall otherwise be reasonably requested, to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its subsidiaries to participate in due diligence sessions and supply all information in each case reasonably requested by any such representative, underwriter, attorney, agent or accountant in connection with such registration statement; provided, however, that the Company shall not be required to provide any information under this Section 4.6(a)(x) if the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information;
(xi)as promptly as practicable notify in writing (email being sufficient) the Selling Stockholders and the underwriters, if any, of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other U.S. or state governmental authority for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any mutual agreement (including any underwriting agreement) contemplated by Section 4.6(a)(viii) cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any Selling Stockholder, promptly prepare and furnish to such Selling Stockholder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(xii)use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that, subject to the requirements of Section 4.6(a)(v), the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (xii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;
(xiii)cooperate with the Selling Stockholders and the lead managing underwriter(s) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under Applicable Law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or such Selling Stockholders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;
(xiv)cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and
(xv)have appropriate officers of the Company prepare and make presentations at a reasonable number of “road shows” and before analysts and rating agencies, as the case may be, and other information meetings reasonably organized by the underwriters, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the Selling Stockholders and the underwriters in the offering,

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marketing or selling of the Registrable Securities; provided, however, that the scheduling of any such “road shows” and other meetings shall not unduly interfere with the normal operations of the business of the Company.
(b)The Company may require each Selling Stockholder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Stockholder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such registration statement.
(c)Each Selling Stockholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 4.6(a)(xi), such Selling Stockholder shall forthwith discontinue such Selling Stockholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.6(a)(xi), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided, however, that the Company shall extend the time periods under Section 4.1(c) with respect to the length of time that the effectiveness of a registration statement must be maintained by the amount of time the holder is required to discontinue disposition of such securities.
(d)With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:
(i)use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;
(ii)use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, at any time when the Company is subject to such reporting requirements; and
(iii)furnish to any holder of Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company with the Commission as such holder may reasonably request in connection with the sale of Registrable Securities without registration (in each case to the extent not readily publicly available).
4.7Registration Expenses. All documented, out of pocket fees and expenses incident to the Company’s performance of its obligations under this Article IV, including (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 4.6(a)(v)) and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121, except in the event that Requesting Stockholders select the underwriters), (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by any member of the Stockholder Group) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions), (e) expenses of the Company incurred in connection with any “road show”, other than any expense paid or payable by the underwriters and (f) reasonable and documented fees and disbursements of one counsel for all holders of Registrable Securities whose Registrable Securities are included in a registration statement, which counsel shall be selected by, in the case of a Demand Registration, the Requesting Stockholders, in the case of a Shelf Offering, the Demand Stockholder(s) requesting such offering, or in the case of any other registration, the holders of a majority of the Registrable Securities being sold in connection therewith, shall be borne solely by the Company whether or not any registration statement is filed or becomes effective. In connection with the Company’s performance of its obligations under this Article IV, the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit) and the expenses and fees for listing the securities to be registered on the primary securities exchange or over-the-counter market on which similar securities issued by the Company are then listed or traded. Each Selling Stockholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Stockholder’s Registrable Securities pursuant to any registration.

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4.8Miscellaneous. (a) Not less than five (5) Business Days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each holder of Registrable Securities who has timely provided the requisite notice hereunder entitling such holder to register Registrable Securities in such registration statement of the information, documents and instruments from such holder that the Company or any underwriter reasonably requests in connection with such registration statement, including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the second Business Day before the expected filing date, the Requested Information from such holder, the Company may file the registration statement without including Registrable Securities of such holder. The failure to so include in any registration statement the Registrable Securities of a holder of Registrable Securities (with regard to that registration statement) shall not result in any liability on the part of the Company to such holder.
(a)The Company shall not grant any demand, piggyback or shelf registration rights the terms of which are senior to or conflict with the rights granted to the Stockholder Group hereunder to any Person without the prior written consent of BCM and BAMCO.
4.9Registration Indemnification.
(a)The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, (i) each Selling Stockholder and its Affiliates and their respective officers, directors, members, stockholders, employees, managers and partners and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Stockholder or such other indemnified Person and the officers, directors, members, stockholders, employees, managers and partners of each such controlling Person (any such Person, a “Selling Stockholder Indemnified Person”), and (ii) each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter (any such Person, an “Underwriter Indemnified Person”), from and against all losses, claims, actions, damages, liabilities, costs, expenses (including reasonable and documented expenses of investigation and reasonable and documented attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 4.9(a)) will reimburse each such Selling Stockholder, Indemnified Person and each such Underwriter Indemnified Person for any reasonable and documented legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Losses, except insofar as the same are caused by any information furnished in writing to the Company by such Selling Stockholder or underwriter, as applicable, expressly for use therein.
(b)In connection with any registration statement in which a Selling Stockholder is participating, without limitation as to time, each such Selling Stockholder shall, severally and not jointly, indemnify the Company, its directors, officers and employees, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company (any such Person, a “Company Indemnified Person”), from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 4.9(b)) will reimburse any such Company Indemnified Person for any reasonable and documented legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Losses, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, no Selling Stockholder shall be liable under this Section 4.9(b) for amounts in excess of the net proceeds received by such holder in the offering giving rise to such liability.
(c)Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

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(d)In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the reasonable and documented expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder.
(e)The indemnification provided for under this Agreement shall survive the Transfer of the Registrable Securities and the termination of this Agreement.
(f)If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Stockholder shall be required to make a contribution in excess of the net proceeds received by such Selling Stockholder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.
4.10Free Writing Prospectuses. No member of the Stockholder Group shall use any “free writing prospectus” (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities pursuant to this Article IV without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Stockholder Group may use any free writing prospectus prepared and distributed by the Company.
4.11Termination of Registration Rights. The rights of each member of the Stockholder Group under this Article IV shall terminate on the first date when the Stockholder Group ceases to hold any Registrable Securities; provided, that the provisions of Section 4.7 and Section 4.9 shall survive any such termination.

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Article V
DEFINITIONS
5.1Defined Terms. Capitalized terms when used in this Agreement have the following meanings:
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.
“Agreement” has the meaning set forth in the preamble.
“Applicable Law” means, with respect to any Person, any federal, national, state, local, cantonal, municipal, international, multinational or SRO statute, law, ordinance, secondary and subordinate legislation, directives, rule (including rules of common law), regulation, ordinance, treaty, Order, permit, authorization or other requirement applicable to such Person, its assets, properties, operations or business.
“Baron” means BCM, BAMCO and any of their respective Permitted Transferees.
“Beneficial Owner”, “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).
“Blackout Period” means (i) any regular quarterly period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect and (ii) in the event that the Company determines in good faith that the registration would (x) reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or (y) would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company in any material respect, a period of up to ninety (90) days; provided, that a Blackout Period described in this clause (ii) may not occur more than twice in any period of twelve (12) consecutive months.
“Business Day” means a day on which banks are generally open for normal business in Santa Monica, California or New York, New York, which day is not a Saturday or a Sunday.
“Class A Common Stock” means the shares of Class A common stock, $0.0001 par value per share, of the Company.
“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act.
“Company” has the meaning set forth in the preamble.
“Contract” means any contract, lease, license, indenture, loan, note, agreement or other legally binding commitment, arrangement or undertaking (whether written or oral and whether express or implied).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Controlled Affiliate” means any Affiliate of the specified Person that is, directly or indirectly, Controlled by the specified Person.
“Demand” has the meaning set forth in Section 4.1(a).

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“Demand Registration” has the meaning set forth in Section 4.1(a).
“Demand Registration Statement” has the meaning set forth in Section 4.1(a).
“Demand Stockholder” means any member of the Stockholder Group that holds Registrable Securities.
“Derivative Instruments” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of any Equity Securities of the Company increases, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (x) such interest conveys any voting rights in such security, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) other transactions hedge the economic effect of such interest.
“Equity Securities” means any and all (i) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination (clauses (ii) and (iii), collectively “convertible securities” and any conversion, exchange or exercise of any convertible securities, a “conversion”).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Form S-3” has the meaning set forth in Section 4.3(a).
“Free Writing Prospectus” has the meaning set forth in Section 4.6(a)(iv).
“Governmental Authority” means any federal, national, state, local, cantonal, municipal, international or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing or regulatory authority, instrumentality or judicial or administrative body, or arbitrator or SRO, having jurisdiction over the matter or matters in question.
“Inspectors” has the meaning set forth in Section 4.6(a)(x).
“Losses” has the meaning set forth in Section 4.9(a).
“Order” means any judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination or award issued by any Governmental Authority.
“Other Demanding Sellers” has the meaning set forth in Section 4.2(b).
“Other Proposed Sellers” has the meaning set forth in Section 4.2(b).
“Permitted Distribution in Kind” means a distribution in kind of Put-Call Shares to any third-party limited partner, member or other equity holder of an entity in connection with a bona fide redemption or withdrawal of such Person’s interests in such entity.
“Permitted Transferee” means each of (i) Ronald Baron, any member of his “immediate family” (as such term is defined in Rule 16a-1 of the Exchange Act) and any Person controlled by any of the foregoing, (ii) any

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wholly-owned subsidiary of BCM or BAMCO and (iii) any controlled Affiliate of Baron Capital Group, Inc. existing on the date hereof, including Baron FIGS, L.P.
“Permitted Transfers” has the meaning set forth in Section 2.1(a)
“Person” means an individual, company, corporation, partnership, limited liability company, trust, body corporate (wherever located) or other entity, organization or unincorporated association, including any Governmental Authority.
“Piggyback Notice” has the meaning set forth in Section 4.2(a).
“Piggyback Registration” has the meaning set forth in Section 4.2(a).
“Piggyback Seller” has the meaning set forth in Section 4.2(a).
“Put-Call Shares” has the meaning ascribed to such term in the Recitals.
“Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $50 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission, or such lesser amount of Registrable Securities as would result in the disposition of all of the Registrable Securities Beneficially Owned by the applicable Requesting Stockholder(s); provided, that such lesser amount shall have an aggregate value of at least $25 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission.
“Registrable Securities” means as of any date of determination, (i) the Put-Call Shares and any shares of Class A Common Stock received in respect of the Put-Call Shares in connection with any stock split or subdivision, stock dividend, distribution or similar transaction and (ii) any other shares of Class A Common Stock Beneficially Owned by any member of the Stockholder Group from time to time. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities if (A) a registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of pursuant to such effective registration statement, (B) such securities have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (C) such securities have been otherwise transferred to any Person other than the Stockholder Group, if new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop-transfer order or other restrictions on transfer have been delivered by the Company and subsequent disposition of such securities does not require registration or qualification of such securities under the Securities Act or any other securities laws then applicable, (D) such securities may be sold without registration pursuant to Rule 144 (or any similar provision then in force) or any other rule promulgated under the Securities Act, without being subject to the volume, manner of sale or other restrictions therein or (E) such securities shall cease to be outstanding.
“Requested Information” has the meaning set forth in Section 4.8(a).
“Requesting Stockholders” has the meaning set forth in Section 4.1(a).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Selling Stockholders” has the meaning set forth in Section 4.6(a)(i).
“Shelf Notice” has the meaning set forth in Section 4.3(a).
“Shelf Offering” has the meaning set forth in Section 4.3(f).

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“Shelf Registration Statement” has the meaning set forth in Section 4.3(a).
“SRO” means (i) any “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market or (iii) any other securities exchange.
“Standstill Period” shall mean the period beginning on the Term Sheet Date and ending on the earlier of (i) the Termination Date and (ii) the Transfer Termination Date.
“Stockholder Group” means Baron, its Affiliates and any investment vehicle or account sponsored, managed or advised by Baron, its affiliated investment advisers or any of their respective Affiliates.
“Take-Down Notice” has the meaning set forth in Section 4.3(f).
“Termination Date” means the earlier to occur of (x) the time and date of the Final Conversion Event (as defined in Section 7.4 of Article IV.A. of the Amended and Restated Certificate of Incorporation of the Company dated June 1, 2021) as in effect on the date hereof and (y) the date that Catherine Spear ceases to be Chief Executive Officer or co-Chief Executive Officer of the Company.
“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any Contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock, (ii) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise or (iii) entry into any other Contract, option or other arrangement or understanding with respect to any voting control of any capital stock or interest in any capital stock. “Transferor” means a Person that Transfers or proposes to Transfer; and “Transferee” means a Person to whom a Transfer is made or is proposed to be made. Notwithstanding the foregoing, the following shall not be considered a “Transfer” under this Agreement:
(a)the granting of a revocable proxy to officers or directors of the Company at the request of the Directors in connection with actions to be taken at an annual or special meeting of stockholders;
(b)the pledge of shares of Class A Common Stock by a holder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise voting control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action otherwise qualifies as a Permitted Transfer; and
(c)in connection with a merger or consolidation of the Company with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation of all or substantially all of the Company’s property and assets, in each case, that has been approved by the Board, the entering into a support, voting, tender or similar agreement or arrangement (in each case, with or without the grant of a proxy) that has also been approved by the Board.
“Transfer Termination Date” means the date that the Stockholder Group Beneficially Owns less than 17.5% of the outstanding shares of Class A Common Stock.
“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.
5.2Interpretation. Whenever used: the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” and the words “hereof” and “herein” and similar words shall be

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construed as references to this Agreement as a whole and not limited to the particular Article, Section, Annex, Exhibit or Schedule in which the reference appears. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Annexes, Exhibits and Schedules mean the Articles, Sections and Annexes of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. References to “$” or “dollars” means United States dollars. Any reference in this Agreement to any gender shall include all genders. Any reference to a wholly-owned subsidiary of a Person shall mean such subsidiary is directly or indirectly wholly owned by such Person. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The Annexes, Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The headings of the Articles and Sections are for convenience of reference only and do not affect the interpretation of any of the provisions hereof. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel.
Article VI
MISCELLANEOUS
6.1Termination. This Agreement may only be terminated with the mutual written consent of the Company, BAMCO and BCM.
6.2Notices.
(a)Notices and other statements in connection with this Agreement shall be in writing in the English language and shall be delivered by hand, email, facsimile or overnight courier to the recipient’s email or address as set forth below or to such other address as a party hereto may notify to the other parties hereto from time to time and shall be given:
(i)if to the Company, to:
FIGS, Inc.
Address: 2834 Colorado Avenue, Suite 100
Santa Monica, California 90404
Email:
Attention: Chief Legal Officer
with a copy to (which shall not be considered notice):
Latham & Watkins LLP
Address: 1271 Avenue of the Americas
New York, New York 10020
Email:
Attention: Ian Nussbaum
(ii)if to Baron, to:
Baron Capital Group, Inc.
Address: 767 Fifth Avenue Floor 48
New York, NY 10153
Email:
Attention: Patrick M. Patalino
with a copy to (which shall not be considered notice):
Davis Polk & Wardwell LLP
Address: 450 Lexington Avenue

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New York, New York 10017
Email:
Attention: Leonard Kreynin

(b)A notice shall be effective upon receipt and shall be deemed to have been received:
(i)at the time of delivery, if delivered by hand, or overnight courier; or
(ii)at the time of transmission in legible form if received prior to 5:00 p.m. local time on such date or at the beginning of the recipient’s next Business Day if received after 5:00 p.m. local time on such date or such date is not a Business Day, if delivered by email.
6.3Stockholder Actions. Any determination, consent or approval of, or notice or request delivered by, or any similar action of, the Stockholder Group shall be valid and binding upon all members of the Stockholder Group if made by BCM and BAMCO.
6.4Equitable Adjustments. If at any time during the period between the date of this Agreement and the Termination Date, any change in the outstanding shares of capital stock of the Company or the Equity Securities of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, any number or amount contained in this Agreement which is based on the number of shares of capital stock of the Company or the Equity Securities of the Company, as the case may be, shall be equitably adjusted to the extent necessary to provide the parties hereto with the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or stock dividend thereon.
6.5Amendments and Waivers. No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by each of the Company, BCM and BAMCO. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
6.6Successors and Assigns. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in violation of this Section 6.6 shall be void.
6.7Severability. It is the intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under Applicable Law and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such provision or portion thereof shall be deemed amended to the minimum extent necessary to render such provision or portion valid and enforceable, and such amendment will apply only with respect to the operation of such provision or portion in the particular jurisdiction in which such adjudication is made.
6.8Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.
6.9Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), constitutes the entire agreement and supersedes all prior agreements and understandings (including the Term Sheet), both written and oral, between the parties with respect to the subject matter of this Agreement.
6.10Governing Law; Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto (a) submits to the personal jurisdiction of the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such dispute, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such dispute, any Delaware State court sitting in New Castle County, in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the transactions

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contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any claim, action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such claim, action or proceeding the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such claim, action or proceeding, any Delaware State court sitting in New Castle County. Each party agrees that service of process upon such party in any such claim, action or proceeding shall be effective if notice is given in accordance with the provisions of this Agreement.
6.11WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.11.
6.12Specific Performance. The parties hereto agree that failure of any party to perform its agreements and covenants hereunder, including a party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Agreement to consummate the transactions contemplated hereby, will cause irreparable injury to the other parties, for which monetary damages, even if available, will not be an adequate remedy. It is agreed that the parties shall be entitled to equitable relief including injunctive relief and specific performance of the terms hereof, without the requirement of posting a bond or other security, and each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of a party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations hereunder, this being in addition to any other remedies to which the parties are entitled at law or equity.
6.13No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns; provided, that the Persons indemnified under Section 4.9 are intended third party beneficiaries of Section 4.9.
6.14Obligation to Update Annex A. Each of the parties hereto agrees that in connection with any acquisitions or Transfers of Equity Securities of the Company in accordance with the terms of the Put-Call Agreement or this Agreement, the parties hereto will, as promptly as practicable following the completion of such acquisition or Transfer, modify Annex A to reflect the effect of such acquisition or Transfer.
[The remainder of this page left intentionally blank.]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.
THE COMPANY:

FIGS, INC.

By: /s/ Catherine Spear
Name: Catherine Spear
Title: Chief Executive Officer

BARON CAPITAL MANAGEMENT, INC.

By:_/s/ Patrick M. Patalino
Name: Patrick M. Patalino
Title: SVP, General Counsel

BAMCO, INC.

By: /s/ Patrick M. Patalino
Name: Patrick M. Patalino
Title: SVP, General Counsel

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ANNEX A
OWNERSHIP SCHEDULE

STOCKHOLDER	NUMBER OF SHARES OF CLASS A COMMON STOCK BENEFICIALLY OWNED	NUMBER OF SHARES OF CLASS A COMMON STOCK OWNED OF RECORD
Baron Capital Management, Inc.	6,283,708	0
BAMCO, Inc.	52,387,876	27,833,825

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ANNEX B
JOINDER TO STOCKHOLDERS AGREEMENT
The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Stockholders Agreement, dated as of February 26, 2025 (as the same may hereafter be amended, the “Stockholders Agreement”), by and among FIGS, Inc., a Delaware corporation (the “Company”), Baron Capital Management, Inc., a New York corporation, and BAMCO, Inc., a New York corporation. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Stockholders Agreement.
By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Stockholders Agreement as a member of the Stockholder Group in the same manner as if the undersigned were an original signatory to the Stockholders Agreement (including, for the avoidance of doubt, the representations and warranties set forth in Article III of the Stockholders Agreement with respect to Transferees). The undersigned agrees that any reference to the Stockholder Group in the Stockholders Agreement after the date hereof shall include the undersigned as memorialized by this Joinder.

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Accordingly, the undersigned has executed and delivered this Joinder as of the [ ò ] day of [ ò ].
[STOCKHOLDER]
By:
Name:
Its:

Address:
Attention:

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